UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 1, 2006

Accredited Home Lenders Holding Co.

(Exact name of Registrant as specified in its charter)

Delaware	001-32275	04-3669482
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15090 Avenue of Science, San Diego, CA 92128

(Address of principal executive offices) (Zip Code)

(858) 676-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective as of October 1, 2006, Accredited Home Lenders Holding Co. (“Accredited”) acquired Aames Investment Corporation (“Aames”) pursuant to the Agreement and Plan of Merger dated as of May 24, 2006, by and among Aames, Accredited and AHL Acquisition, LLC (the “Merger Agreement”). Aames is a company formed in February 2004 to build and manage a portfolio of high yielding, subprime residential mortgage loans. Additional information about Aames is included in the definitive joint proxy statement and prospectus (the “Proxy Statement/Prospectus”) contained in Accredited’s Registration Statement on Form S-4 (Reg. No. 333-135787) filed with the Securities and Exchange Commission on July 14, 2006. As set forth in the Merger Agreement, Accredited paid a total of $77.6 million in cash (after adjustment for dividends and other distributions paid by Aames) and issued approximately 4.4 million shares of its common stock to the stockholders of Aames as consideration for the acquisition of Aames.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the terms of the Merger Agreement, A. Jay Meyerson (the former Chief Executive Officer and Chairman of Aames) and Stephen E. Wall (a former director of Aames) were elected to the Board of Directors of Accredited effective as of October 1, 2006. Mr. Meyerson was elected for a term expiring at the 2009 annual meeting of stockholders and Mr. Wall was elected for a term expiring at the 2008 annual meeting of stockholders. Mr. Wall has been added to the Audit Committee of Accredited. Mr. Meyerson is not expected to serve on a committee until he is considered “independent” under the NASDAQ Stock Market Listing Standards. In connection with the merger, Accredited will assume Mr. Meyerson’s employment agreement with Aames. The obligations of the parties under this employment agreement are discussed in the Proxy Statement/Prospectus under the heading “Interests of Certain Persons in the Merger – Employment Arrangements Between Accredited and Aames’s Executive Officers – Employment Agreement with A. Jay Meyerson”, which information is incorporated by reference herein.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 4, 2006 Accredited amended its Amended and Restated Certificate of Incorporation, as previously approved by its stockholders, to increase the number of authorized shares of common stock to 75 million.

Item 9.01.	Financial Statements and Exhibits.

Financial statements of Aames, as of and for the fiscal year ended December 31, 2005 and as of and for the six months ended June 30, 2006 are included in Aames’ Annual Report on Form 10-K under the heading “Financial Statements and Supplementary Data” and in Aames’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 under the heading “Financial Statements”. Pro forma information was included in the Proxy Statement/Prospectus under the heading “Accredited Unaudited Pro Forma Combined Condensed Financial Statements” and “Notes to Unaudited Pro Forma Combined Condensed Financial Statements.” Any additional financial statements and pro forma financial information, if required, will be filed by amendment to this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accredited Home Lenders Holding Co.

Date: October 5, 2006	By:	/s/ James A. Konrath
James A. Konrath
Chairman of the Board and Chief Executive Officer